SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): June 10, 1999
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      ------------------------------             -----------------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
      ---------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5.  OTHER EVENTS


FX Energy, Inc., announced on June 10, 1999, the arrival on location of the first loads of equipment to begin testing and recompletion work on two wells on an undeveloped shut-in Polish Oil and Gas Company (POGC) gas discovery located in the Carpathian region of southern Poland on POGC's Lachowice Concession. Production testing of the Lachowice #7, the first well to be evaluated, is projected to begin the week of June 21. Testing on the second well, the Stryszawa #2K, will follow. FX and Apache also have the option to reenter a third well, the Lachowice #1. The well tests will be comprehensive due to the potential for additional exploration in the area and may take several months before definitive results are available. The potentially productive zones in the three wells are in a Devonian reef structure ranging from depths of 10,000 to 13,000 feet.

The Lachowice Farm-in is the first agreement signed by POGC to jointly develop Poland's oil and gas resources in partnership with foreign companies. To earn a one-third interest in the Lachowice project with POGC, FX Energy and Apache Corp. (NYSE:APA) will each pay fifty percent of the costs to (1) test and recomplete up to three wells (2) drill three additional wells and (3) construct gathering and processing facilities, if warranted.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 10, 1999              FX ENERGY, INC.


                                   By: /s/ Scott J. Duncan,
                                       Vice President